UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2014

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

3208 Chiquita Blvd. S., Suite 216 Cape Coral, FL	33914
(Address of Principal Executive Offices)	(Zip Code)

(239) 829-4372
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 30, 2014, the Board of Directors, with Bruce Harmon abstaining, approved the issuance of to Mr. Harmon of 250,000 shares of Series B preferred stock in exchange for 250,000 shares of Series A preferred stock currently held by Mr. Harmon.  The conversion features to common stock for both classes of preferred stock are the same, whereas each share of Series B preferred stock entitles the holder to 1,000 votes, while each share of Series A preferred stock entitles the holder to 10 votes.

On April 21, 2014, the Company was approved by the Depository Trust Company (“DTC”) for the ability to Deposit and Withdrawal at Custodian (“DWAC” eligible) in regards to its common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: May 1, 2014	By:	/s/ Philip Rundle
Philip Rundle
Chief Executive Officer

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